EXHIBIT 99.2
------------




                               planetU, Inc.

                                 CONTENTS


                                                                  Page
                                                                  ----


Report of Independent Auditors . . . . . . . . . . . . . . . . .     1


Financial Statements

  Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . .     2

  Statement of Operations. . . . . . . . . . . . . . . . . . . .     3

  Statement of Changes in Stockholder's Equity . . . . . . . . .     4

  Statement of Cash Flows. . . . . . . . . . . . . . . . . . . .     5

  Notes to the Financial Statements. . . . . . . . . . . . . . .  6-12

                      REPORT OF INDEPENDENT AUDITORS




To the Board of Directors and Stockholders of CoolSavings, Inc.:

      In our opinion, the accompanying balance sheet and the related statement of operations, stockholder's equity and cash flow present fairly, in all material respects, the financial position of planetU, Inc.,(the "Company") a subsidiary of eCPG.net, Inc. d/b/a Transora ("Transora") at December 3, 2002, and the results of its operations and its cash flows for the period from January 1, 2002 to December 3, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      The Company was a subsidiary of Transora and consequently, as discussed in Note 1, these financial statements have been derived from the accounting records of Transora and reflect certain assumptions and allocations. Moreover, as discussed in Note 1, the Company relied on Transora for certain administrative, management and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations and cash flows of the Company had it been a separate stand-alone entity, independent of Transora.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred recurring losses from operations. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




PricewaterhouseCoopers LLP

Chicago, Illinois
April 19, 2004
                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                               Balance Sheet

                             December 3, 2002



                                  Assets

Current assets:
Accounts receivable - trade
  (net of allowance of $0) . . . . . . . . . . . . . .     $   104,559
Accounts receivable - related parties. . . . . . . . .             418
Prepaid licenses . . . . . . . . . . . . . . . . . . .         462,879
Other prepaid expenses . . . . . . . . . . . . . . . .           9,189
                                                           -----------

        Total current assets . . . . . . . . . . . . .         577,045

Property and equipment, net. . . . . . . . . . . . . .         445,282
Identifiable intangible asset, net of
  accumulated amortization of $67,000. . . . . . . . .           3,000
Goodwill . . . . . . . . . . . . . . . . . . . . . . .         267,404
                                                           -----------

        Total assets . . . . . . . . . . . . . . . . .     $ 1,292,731
                                                           ===========


                                Liabilities

Current liabilities:
Accounts payable . . . . . . . . . . . . . . . . . . .     $    41,632
Checks issued in excess of funds on deposit. . . . . .          72,017
Accrued expenses . . . . . . . . . . . . . . . . . . .         471,365
                                                           -----------
        Total current liabilities. . . . . . . . . . .         585,014
                                                           -----------
Commitments and contingencies (Note 9)


                            Stockholder Equity

Common stock ($.001 par value; 1,000 shares
  authorized, 100 shares issued and outstanding) . . .               1
Additional paid-in capital . . . . . . . . . . . . . .      17,523,857
Accumulated deficit. . . . . . . . . . . . . . . . . .     (16,816,141)
                                                           -----------
        Total stockholder equity . . . . . . . . . . .         707,717
                                                           -----------
        Total liabilities and
          stockholder equity . . . . . . . . . . . . .     $ 1,292,731
                                                           ===========












                The accompanying notes are an integral part
                       of the financial statements.

                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                          Statement of Operations

          For the Period from January 1, 2002 to December 3, 2002



Revenue:
  Revenue - trade. . . . . . . . . . . . . . . . . . .     $   158,847
  Revenue - related parties. . . . . . . . . . . . . .         155,659
                                                           -----------
Total revenues . . . . . . . . . . . . . . . . . . . .         314,506

Cost of revenues . . . . . . . . . . . . . . . . . . .       1,054,623
                                                           -----------
Gross profit (loss). . . . . . . . . . . . . . . . . .        (740,117)

Operating expenses:
  Sales and marketing. . . . . . . . . . . . . . . . .       1,298,438
  Product development. . . . . . . . . . . . . . . . .         817,367
  Impairment of goodwill . . . . . . . . . . . . . . .       1,446,211
  General and administrative . . . . . . . . . . . . .       1,350,639
  Loss on sale and disposal of assets. . . . . . . . .          19,625
                                                           -----------
  Total operating expenses . . . . . . . . . . . . . .       4,932,280
                                                           -----------

Loss from operations . . . . . . . . . . . . . . . . .      (5,672,397)

Other income, net. . . . . . . . . . . . . . . . . . .             455
                                                           -----------

Net loss . . . . . . . . . . . . . . . . . . . . . . .     $(5,671,942)
                                                           ===========

Basic and diluted loss per share . . . . . . . . . . .     $    56,719

Weighted average shares used in calculation
  of basic and diluted net loss per share. . . . . . .             100


























                The accompanying notes are an integral part
                       of the financial statements.

                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                Statement of Changes in Stockholder Equity

          For the Period from January 1, 2002 to December 3, 2002



                               Additional
                   Common       Paid-in      Accumulated
                   Stock        Capital        Deficit          Total
                 ----------   -----------   ------------     -----------

Balance,
 December 31,
 2001. . . . . . $        1   $14,283,415   $(11,144,199)    $ 3,139,217
Net loss . . . .                              (5,671,942)     (5,671,942)
Parent contri-
 butions . . . .                3,240,442                      3,240,442
                 ----------   -----------   ------------     -----------
Balance,
 December 3,
 2002. . . . . . $        1   $17,523,857   $(16,816,141)     $  707,717
                 ==========   ===========   ============     ===========










































                The accompanying notes are an integral part
                       of the financial statements.

                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                          Statement of Cash Flows

          For the Period from January 1, 2002 to December 3, 2002



Cash flows used in operating activities:
  Net loss . . . . . . . . . . . . . . . . . . . . . .     $(5,671,942)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization. . . . . . . . . . . .         369,326
  Loss on equipment disposal . . . . . . . . . . . . .          19,625
  Impairment of goodwill . . . . . . . . . . . . . . .       1,446,211
Changes in assets and liabilities:
  Decrease in accounts receivable. . . . . . . . . . .          76,695
  Decrease in prepaid expenses . . . . . . . . . . . .          42,223
  (Decrease) in accounts payable . . . . . . . . . . .        (181,260)
  (Decrease) in accrued expenses . . . . . . . . . . .        (320,639)
                                                           -----------
Net cash used in operating activities. . . . . . . . .      (4,219,761)
                                                           -----------

Cash flows used in investing activities:
  Capitalized website costs. . . . . . . . . . . . . .        (314,130)
  Proceeds from sale of equipment. . . . . . . . . . .          28,117
                                                           -----------
Net cash used in investing activities. . . . . . . . .        (286,013)
                                                           -----------

Cash flows provided by financing activities:
  Checks issued in excess of funds on deposit. . . . .          72,017
  Contributions from Parent. . . . . . . . . . . . . .       3,240,442
  Payment of capital lease obligation. . . . . . . . .          (8,121)
                                                           -----------
Net cash provided by financing activities. . . . . . .       3,304,338
                                                           -----------

Net decrease in cash . . . . . . . . . . . . . . . . .      (1,201,436)

Cash and cash equivalents, beginning of period . . . .       1,201,436
                                                           -----------

Cash and cash equivalents, end of period . . . . . . .     $     --
                                                           ===========




















                The accompanying notes are an integral part
                       of the financial statements.

                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                       Notes to Financial Statements


NOTE 1  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

      DESCRIPTION OF BUSINESS -- planetU, Inc. ("planetU" or the "Company"), a wholly owned subsidiary of eCPG.net, Inc. d/b/a Transora (the "Parent" or "Transora"), was incorporated in Delaware in September 1996. On December 29, 2000, the Parent acquired all of the Company's common stock by exchanging Parent company common stock for all of the eligible outstanding shares of planetU.

      The Company provides the consumer packaged goods industry an online promotions network that connects manufacturers and retailers with consumers. The Company provides targeted promotions across its network of retailers' web sites and web partner sites. The Company's internet promotions are designed to engage consumers, create loyalty, and build lifelong relationships. Primary operations are conducted in Chicago, Illinois.

      BASIS OF PRESENTATION -- These financial statements have been carved out of the Parent's consolidated financial statements, reflect the purchase price allocations upon the acquisition by the Parent until the sale of certain assets of the Company on December 3, 2002 (See Note 11), and present the Company's activities on a separate entity basis. The statement of operations includes allocations of certain corporate expenses, including compensation and benefits for accounting and finance, legal, and human resource functions, rent, insurance services, information technology services and other Parent corporate and infrastructure costs. These allocations totaling $584,520 for the period ending December 3, 2002, were principally allocated using the ratio of the Company's revenue to the total revenue of the Parent and the Company or based upon number of employees, where appropriate. The expense allocations were determined on bases that the Parent and the Company considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company. Transora did not carry any third party debt on behalf of TMS and did not charge TMS interest on cash advances. Therefore, no allocation of interest expense is included in these carve out financial statements. Although the Company is part of a consolidated group for tax purposes, these financial statements have been prepared on a separate entity basis. Management believes that the assumptions and allocations used in these financial statements are reasonable. The expenses allocated to the Company for these services are not necessarily indicative of the expenses that would have been incurred on a stand-alone basis nor are they indicative of costs that may be charged or incurred in the future. These financial statements may not necessarily reflect what the Company's results of operations, financial position or cashflows would have been had the Company been a stand-alone entity during the period presented.

      PROFITABILITY UNCERTAIN AND LIQUIDITY CONSTRAINTS -- The Company has incurred substantial operating losses since inception. Until profitability is achieved, substantial doubt exists about the Company's ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. These losses were funded by the Parent since its acquisition of the Company on December 29, 2000 until the sale of certain assets of the Company on December 3, 2002.

                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                 Notes to Financial Statements - Continued


NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      REVENUE RECOGNITION -- Revenue from manufacturers and distributors is recognized when coupons are distributed to customers either electronically or by mail.

      SIGNIFICANT CUSTOMERS -- Revenue from three customers, one of which is a related party, accounted for approximately 81 percent of total revenue for the period ending December 3, 2002. Accounts receivable from three customers represented 80 percent of accounts receivable at December 3, 2002.

      Revenue from related parties represented 49 percent of the Company's total revenue for the period ended December 3, 2002.

      ACCOUNTS RECEIVABLE -- The Company grants trade credit to its customers. Any required allowance for doubtful accounts is based on the specific identification of uncollectible accounts and the Company's historical collection experience. At December 3, 2002, the Company has no allowance for doubtful accounts.

      FAIR VALUE OF FINANCIAL INSTRUMENTS -- The Company's short term financial instruments, including accounts receivable and accounts payable, are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

      PROPERTY AND EQUIPMENT -- Fixed assets are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful life of 3 to 5 years. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization are eliminated from the respective accounts and a resulting gain or loss is included in determining the net income or loss. Repairs and maintenance are expensed as incurred.

      CAPITALIZED WEB SITE DEVELOPMENT COSTS -- Effective July 1, 2000, the Company adopted EITF Issue No. 00-2 "Accounting for Web Site Development Costs," which requires capitalization of certain web site development costs. The Company capitalized $314,130 of costs related to web site development and recognized $52,355 of amortization expense in the period ending December 3, 2002.

      GOODWILL AND INTANGIBLE ASSETS -- Amortization of the identifiable definite-lived intangible assets is computed using the straight-line method over the estimated useful life of the asset. The amortization period for the proprietary technology is 2 years.

      In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," (SFAS No. 142), which became effective for the Company as of January 1, 2002. Goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to impairment tests at least annually or more frequently if circumstances indicate that an impairment may have occurred.

                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                 Notes to Financial Statements - Continued


NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      The SFAS No. 142 goodwill impairment model requires a comparison of the book value of the net assets to the fair value of the Company. The estimated fair value of the Company was determined to be less than the carrying value of the assets in 2002, resulting in an assessment of the fair value of the Company's goodwill. The assessment indicated that the fair value of the goodwill was less than its carrying value and accordingly the Company has recognized an impairment loss of $1,446,211 in the period ended December 3, 2002.

      LONG-LIVED ASSETS -- The Company assesses the recoverability of long-lived assets at the asset group level, whenever adverse events or changes in circumstances or business climate indicate that an impairment may have occurred. If the future cash flows (undiscounted and without interest) expected to result from the use of the related assets are less than the carrying value of such assets, an impairment has incurred and a loss is recognized to reduce the carrying value of the long-lived assets to fair value, which is determined by discounting estimated future cash flows.

      ADVERTISING -- Advertising costs are expensed as incurred.
Advertising expense was $0 for the period ended December 3, 2002.

      INCOME TAXES -- For purposes of the financial statements, the Company has presented income taxes on a separate entity basis, as described in Note
4. The Company uses the asset and liability method to account for income taxes as required by FASB Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

      STOCK BASED COMPENSATION EXPENSE -- The Company accounts for the stock based compensation plan of the Parent under APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. No stock-based employee compensation cost is reflected in net loss for stock options, as all options granted under the plan had an exercise price equal to or less than the estimated fair value of the underlying common stock on the date of grant.

      COMPREHENSIVE INCOME -- The Company reports comprehensive earnings in accordance with SFAS Statement No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive earnings and its components in general-purpose financial statements. There were no components of other comprehensive income or loss during the period ending December 3, 2002.

      SEGMENT INFORMATION -- Statement of Financial Accounting Standards No. 131, ("SFAS No. 131"), "Disclosures About Segments of an Enterprise and Related Information" requires that management identify operating segments based on the way that management disaggregates the entity for making internal operating decisions. The Company currently operates in one segment.

                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                 Notes to Financial Statements - Continued


NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      CONCENTRATION OF CREDIT RISKS -- Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. To minimize risk, the Company performs ongoing credit risk evaluations of its customers' financial condition.

      RECENT PRONOUNCEMENTS -- In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which expands previously issued accounting guidance and disclosure requirements for certain guarantees. The Interpretation requires an entity to recognize an initial liability for the fair value of an obligation assumed by issuing a guarantee. The provision for initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The Company does not expect this Interpretation to have a material impact on its financial position or results of operations.

      The Company entered into a standard indemnification agreement in the ordinary course of business with one of its largest customers. Pursuant to this agreement, the Company indemnifies, defends and holds harmless, and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party in defending or negotiating the settlement of any claim, arising out of or related to the Company's proprietary system or Company site or breach of the contract or any other acts or omissions of the Company, but only to the extent such liability is not caused by the
acts or omissions of such party.    Based on historical experience and
information known as of December 3, 2002, the Company has not recorded any liabilities for the above indemnities.


NOTE 3  PROPERTY AND EQUIPMENT

      Property and equipment at December 3, 2002 consist of:

      Computer software. . . . . . . . . . . . .      $  158,257
      Website development costs. . . . . . . . .         314,130
      Computers. . . . . . . . . . . . . . . . .         654,398
                                                      ----------
                                                       1,126,785
      Accumulated depreciation and amortization
        (including $271,541 of amortization) . .        (681,503)
                                                      ----------
                                                      $  445,282
                                                      ==========

      Depreciation and amortization expense was $226,620 and $110,705 respectively, for the period ending December 3, 2002.

                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                 Notes to Financial Statements - Continued


NOTE 4  INCOME TAXES

      The Company is part of a consolidated group for tax purposes. For purposes of these financial statements, income taxes are presented on a separate entity basis. No benefit for income taxes was recognized from the Company's net loss in 2002. As of December 3, 2002, the Company had deferred tax assets of approximately $8,500,000 relating primarily to net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance. During the period ended December 3, 2002, the valuation allowance was increased by $1,600,000 to offset the increase in the net deferred tax assets resulting from the Company's 2002 net loss. At December 3, 2002, the Company had net operating loss carryforwards for federal income tax purposes of approximately $23,000,000 which expire in tax years 2012 through 2022. Utilization of approximately $5,000,000 of the net operating losses above are limited due to changes in the Company's ownership and continuity of business considerations under the Internal Revenue Code.


NOTE 5  INTANGIBLE ASSETS

      Intangible assets consist of the following:

                                  December 3,   Amortization Life
                                     2002       and Method
                                 ------------   -----------------

Proprietary technology . . . . .  $   70,000    2 years -- straight line
Accumulated amortization . . . .     (67,000)
                                  ----------
Intangible assets, net . . . . .  $    3,000
                                  ==========

      Amortization expense was $32,000 for the period ending December 3, 2002.


NOTE 6  EMPLOYEE BENEFIT PLAN

      The Company's employees participate in the Parent's defined contribution plan (the "Plan") for all full-time employees. Under the terms of the Plan, which qualifies under Section 401(k) of the Internal Revenue Code, employees may contribute varying amounts of their annual compensation. The Plan provides for discretionary employer contributions to the Plan. For the period ending December 3, 2002, there were no employer contributions to the Plan.


NOTE 7  ACCRUED EXPENSES

      Accrued expenses at December 3, 2002 consist of:

      Royalties. . . . . . . . . . . . . . . . .      $  343,750
      Sales and use taxes. . . . . . . . . . . .          50,000
      License fees . . . . . . . . . . . . . . .          28,776
      Other. . . . . . . . . . . . . . . . . . .          48,839
                                                      ----------
                                                      $  471,365
                                                      ==========
                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                 Notes to Financial Statements - Continued


NOTE 8  STOCK BASED COMPENSATION

      The Parent accounts for stock based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion
No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), and related interpretations. Options are granted in the Parent plan on the date of hire by the Parent or the Company, with such options vesting over a three year period. Under APB 25, compensation expense is recognized for options with an exercise price below the estimated fair value of the Parent's common stock at the date of grant. No such compensation has been included in the Company financial statements for the period ended
December 3, 2002 as options were granted with an exercise price equal to their estimated fair value. There were no options granted in the Parent plan during the period January 1, 2002 to December 3, 2002 and no outstanding Parent options relating to the Company at December 3, 2002. No options were exercisable at December 31, 2001 or exercised during the period ended December 3, 2002. The following represents Parent option activity relating to the Company's employees during 2002:

                            Weighted
                             Average                       Weighted
                            Remaining                       Average
                            Expected          Stock        Exercise
                              Life           Options         Price
                           ----------      ----------     ----------
Options outstanding at
  January 1, 2002. . . . .  49 months       180,500          $ 3.33
Options cancelled. . . . .                 (180,500)           3.33
                                           --------
Balance,
  December 3, 2002 . . . .                    --
                                           ========


NOTE 9  COMMITMENTS AND CONTINGENCIES

      In January 1998, the Company entered into a license agreement with a third party providing the Company the right to use certain electronic technology for distributing, redeeming and clearing merchandise coupons. When exceeding certain volumes of transactions, the license requires quarterly royalties of 2.5 percent of revenues received by the Company from the use of the technology, with an annual minimum royalty of $375,000, subject to adjustment. The Company recorded a royalty liability of $343,750 in the accompanying financial statements for the period ending December 3, 2002.

      In February 2000, the Company entered into an agreement with a third party for the use of certain technology in exchange for shares of the Company's stock and 25 percent of all revenue received from use of the technology, patent infringement settlements and licensing or sales earned from such patent by the Company. Subsequent to December 3, 2002, the third party filed a lawsuit claiming the Parent and Company have not diligently pursued potential patent infringements of the technology and have misrepresented the value of the Company's common stock. Discussions have been ongoing between the third party's representatives, the Parent, the Company and ADS Alliance Data Systems, Inc. (ADS) who acquired certain assets (including these technology rights) of the Company's business in December of 2002 (see Note 11). Currently, in the opinion of Company management, the financial impact of the ultimate resolution of this matter is neither estimable nor probable and accordingly no amounts have been recorded in the accompanying financial statements.

                               planetU, Inc.
              (a subsidiary of eCPG.net, Inc. d/b/a Transora)

                 Notes to Financial Statements - Concluded



NOTE 9  COMMITMENTS AND CONTINGENCIES - CONTINUED

      The Company entered into a technology licensing agreement with CoolSavings, Inc. effective June 30, 2000 requiring payments through 2011. At December 3, 2002, the agreement required annual payments of $200,000 through June 30, 2011. The Company included the annual costs of this license in cost of sales in the accompanying statement of operations for the period ending December 3, 2002. The sum of all annual payments is recorded rateably over the eleven year period, which has resulted in a prepaid asset of $462,879 at December 3, 2002 due to the upfront payments made in earlier years. Future annual payments under the agreement at December 3, 2002 are as follows:

                       Payments due
                       June 30,                    Amount
                       -------------             ----------
                       2003                      $  200,000
                       2004                         200,000
                       2005                         200,000
                       2006                         200,000
                       2007                         200,000
                       Thereafter                   800,000
                                                 ----------
                                                 $1,800,000
                                                 ==========

NOTE 10  OTHER RELATED PARTY TRANSACTIONS

      In April 2001, the Company entered into a resource sharing agreement with its Parent whereby the Company relocated its principal office from San Francisco, California to its Parent's leased space in Chicago, Illinois. The Company's total rent expense for the period ending December 3, 2002 totaled $188,351.


NOTE 11  SALE OF BUSINESS

      At the close of business on December 3, 2002, the Company sold substantially all of its assets to ADS for $682,000 in cash and the assumption of certain liabilities totaling $359,000. The agreement also included an earn out provision based on certain performances which were not achieved. ADS acquired trade marks, customer contracts, patents, copyrights, software, computers and prepaid assets.




















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